COMMON STOCK PURCHASE AGREEMENT

                                       BETWEEN

                            ALPHA VENTURE CAPITAL, INC.

                                         AND

                            SCIENCE DYNAMICS CORPORATION

        ________________________________________________________________


                             DATED AS OF MARCH 2, 2001



        ________________________________________________________________

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       This COMMON STOCK PURCHASE AGREEMENT is entered into as of the 2nd day of March, 2001 (this "Agreement"), between Alpha Venture Capital, Inc., a corporation organized and existing under the laws of the Cook Islands (the "Investor"), and Science Dynamics Corporation, a corporation organized and existing under the laws of the State of Delaware (the "Company").


       WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue and sell to the Investor and the Investor shall purchase (i) from time to time as provided herein, up to $40,000,000 of the Common Stock (as defined below), and (ii) Warrants (as defined below) to purchase shares of Common Stock; and


       WHEREAS, such investments will be made in reliance upon the provisions of Section 4(2) ("Section 4(2)") and Regulation D ("Regulation D") of the United States Securities Act of 1933, as amended and the regulations promulgated thereunder (the "Securities Act"), and/or upon such other exemption from the registration requirements of the Securities Act as may be available with respect to any or all of the investments in Common Stock to be made hereunder.


       NOW, THEREFORE, the parties hereto agree as follows:


                                    ARTICLE I

                              CERTAIN DEFINITIONS

       Section 1.1 "Affiliate" shall have the meaning assigned to such term in
 Section 3.4 hereof.

       Section 1.2 "Average Daily Trading Volume" shall mean the dollar amount of the average daily trading volume of shares of Common Stock, calculated based upon the average Bid Price and average daily trading volume traded over the twenty (20) Trading Days preceding the Put Date.


       Section 1.3 "Bid Price" shall mean the closing bid price (as reported by Bloomberg L.P.) of the Common Stock on the Principal Market.

       Section 1.4 "Capital Shares" shall mean the Common Stock and any shares of any other class of common stock whether now or hereafter authorized, having the right to participate in the distribution of earnings and assets of the Company.

       Section 1.5 "Commitment Amount" shall mean the $40,000,000 up to which the Investor has agreed to provide to the Company in order to purchase Put Shares pursuant to the terms and conditions of this Agreement.

       Section 1.6 Except as provided herein, "Commitment Period" shall mean the period commencing on the Effective Date and expiring on the earlier to occur of (x) the date on which the Investor shall have purchased Put Shares pursuant to this Agreement for an aggregate Purchase Price of $40,000,000, or (y) the date occurring twelve (12) months from the Effective Date; provided, however, if at least ten percent (10%) (i.e., $4,000,000) of the Commitment Amount is purchased during the first eight (8) months from the Effective Date, the Commitment Period shall be extended for an additional twelve (12) months.

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       Section 1.7 "Common Stock" shall mean the Company's common stock,
$.01 par value per share.

       Section 1.8 "Common Stock Equivalents" shall mean any securities that are convertible into or exchangeable for Common Stock or any warrants, options or other rights to subscribe for or purchase Common Stock or any such convertible or exchangeable securities.

       Section 1.9 "Condition Satisfaction Date" shall have the meaning assigned to such term in Section 7.2 hereof.

       Section 1.10 "Control Person" shall have the meaning assigned to such term in Section 11.2(a) hereof.

       Section 1.11 "Damages" shall mean any loss, claim, damage, liability, costs and expenses (including, without limitation, reasonable attorneys' fees and disbursements and costs and expenses of expert witnesses and investigation).

       Section 1.12 "EDGAR" shall mean the SEC's electronic data gathering and retrieval system.

       Section 1.13 "Effective Date" shall mean the date on which the SEC has declared the Registration Statement effective.

       Section 1.14 "Escrow Agent" shall mean Dundee Securities Corporation.

       Section 1.15 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended and the regulations promulgated thereunder.

       Section 1.16 "Investment Amount" shall mean the dollar amount (within the range specified in Section 2.1) to be invested by the Investor to purchase
Put Shares with respect to any Put Purchase Notice delivered by the Company to the Investor in accordance with Section 2.1 hereof.

       Section 1.17 "Material Adverse Effect" shall mean any effect on the business, operations, properties, prospects or financial condition of the Company that is material and adverse to the Company or to the Company and such other entities controlling or controlled by the Company, taken as a whole, and/or any condition, circumstance or situation that would prohibit or otherwise interfere with the ability of the Company to enter into and perform its obligations under this Agreement.

       Section 1.18 "Market Price" shall mean for the purpose of calculating the Purchase Price of the Put Shares, the average of the five (5) lowest Bid Prices of the Common Stock over the Valuation Period.

       Section 1.19 "Maximum Put Amount" shall mean two million dollars ($2,000,000) subject always to a limit of three hundred percent (300%) of the Average Daily Trading Volume.

       Section 1.20 "Minimum Put Amount" shall mean one hundred thousand dollars ($100,000) subject always to a limit of three hundred percent (300%) of the Average Daily Trading Volume.

       Section 1.21 "NASD" shall mean the National Association of Securities Dealers, Inc.

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       Section 1.22 "Outstanding" when used with reference to Common Stock or
Capital Shares (collectively the "Shares"), shall mean, at any date as of which the number of such Shares is to be determined, all issued and outstanding Shares, and shall include all such Shares issuable in respect of outstanding scrip or any certificates representing fractional interests in such Shares; provided, however, that "Outstanding" shall not mean any such Shares then directly or indirectly owned or held by or for the account of the Company.

       Section 1.23 "Person" shall mean an individual, a corporation, a partnership, an association, a limited liability company, a trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

       Section 1.24 "Principal Market" shall mean the Nasdaq SmallCap Market, the Nasdaq National Market, the NASD OTC Bulletin Board, the American Stock Exchange or the New York Stock Exchange, whichever is at the time the principal trading exchange or market for the Common Stock.

       Section 1.25 "Prospectus" as used in this Agreement means the prospectus in the form included in the Registration Statement, as supplemented by any prospectus supplement filed with the SEC pursuant to Rule 424(b).

       Section 1.26 "Purchase Price" as used in this Agreement shall mean 90% of the Market Price on the Put Date, equaling a draw down discount percentage of 10%; provided, however, that for every $.50 increase in the Market Price from $6.00, the draw down discount percentage shall decrease by .25%, incrementally, up to a maximum draw down discount percentage of 8%. The foregoing percentage is the "Purchase Price Percentage."

       Section 1.27 "Put" shall mean each occasion the Company elects to draw down a portion from the equity line by exercising its right to tender a Put Purchase Notice requiring the Investor to purchase a discretionary amount of the Company's Common Stock, subject to the terms of this Agreement which tender must be given to the Investor.

       Section 1.28 "Put Closing" shall mean one of the closings of a purchase and sale of the Put Shares pursuant to Section 2.3.

       Section 1.29 "Put Closing Date" shall mean, with respect to a Put Closing the ninth (9th) Trading Day following the Put Date related to such Put Closing, provided all conditions to such Put Closing have been satisfied on or before such Trading Day.

       Section 1.30 "Put Date" shall mean the date on which a Put Purchase Notice is delivered to the Investor.

       Section 1.31 "Put Purchase Notice" shall mean a written notice to the Investor setting forth the Investment Amount that the Company intends to sell to the Investor, as such form is attached hereto as Exhibit A.

       Section 1.32 "Put Shares" shall mean all shares of Common Stock issued or issuable pursuant to a Put that has occurred or may occur in accordance with the terms and conditions of this Agreement.

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       Section 1.33 "Registrable Securities" shall mean the Put Shares and the
Warrant Shares until all Put Shares and Warrant Shares have been disposed of pursuant to the Registration Statement.

       Section 1.34 "Registration Statement" shall mean the registration statement filed with the SEC for the registration of the Put Shares and Warrant Shares, as such Registration Statement may be amended from time to time.

       Section 1.35 "Regulation D" shall have the meaning set forth in the recitals of this Agreement.

       Section 1.36 "SEC" shall mean the Securities and Exchange Commission.

       Section 1.37 "Section 4(2)" shall have the meaning set forth in the recitals of this Agreement.

       Section 1.38 "Securities Act" shall have the definition ascribed to it in the recitals of this Agreement.

       Section 1.39 "SEC Documents" shall mean, to the extent applicable, the Company's latest Form 10-K as of the time in question, all Forms 10-Q and 8-K filed thereafter, and the Proxy Statement for its latest fiscal year as of the time in question until such time the Company no longer has an obligation to maintain the effectiveness of a Registration Statement.

       Section 1.40 "Trading Cushion" shall mean the mandatory minimum fifteen
(15) Trading Days between Put Dates.

       Section 1.41 "Trading Day" shall mean any day during which the Principal Market shall be open for business.

       Section 1.42 "Valuation Event" shall mean an event in which the Company at any time during a Valuation Period takes any of the following actions:

                    (a) subdivides or combines its Common Stock;

                    (b) pays a dividend in its Capital Stock or makes any
               other distribution of its Capital Shares;

                    (c) issues any additional Capital Shares ("Additional Capital Shares"), otherwise than as provided in the foregoing Subsections (a) and (b) above, at a price per share less, or for other consideration lower, than the Bid Price in effect immediately prior to such issuance, or without consideration;

                    (d) issues any warrants, options or other rights to
               subscribe for or purchase any Additional Capital Shares and the price per share for which Additional Capital Shares may at any time thereafter be issuable pursuant to such warrants, options or other rights shall be less than the Bid Price in effect immediately prior to such issuance;

                    (e) issues any securities convertible into or exchangeable for Capital Shares and the consideration per share for which Additional Capital Shares may at any time thereafter be issuable pursuant to the terms of such convertible or exchangeable securities shall be less than the Bid Price in effect immediately prior to such issuance;

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                    (f) makes a distribution of its assets or evidences of
               indebtedness to the holders of its Capital Shares as a dividend in liquidation or by way of return of capital or other than as a dividend payable out of earnings or surplus legally available for dividends under applicable law or any distribution to such holders made in respect of the sale of all or substantially all of the Company's assets (other than under the circumstances provided for in the foregoing subsections (a) through (e); or

                    (g) takes any action affecting the number of Outstanding
               Capital Shares, other than an action described in any of the foregoing subsections (a) through (f) hereof, inclusive, which in the opinion of the Company's Board of Directors, determined in good faith, would have a materially adverse effect upon the rights of the Investor at the time of a Put.

       Section 1.43 "Valuation Period" shall mean the period of eleven (11) Trading Days during which the Purchase Price of the Common Stock is determined with respect to the Put Date, which period shall include the Put Date, the five (5) Trading Days prior to the Put Date and the five (5) Trading Days following the Put Date.

       Section 1.44 "Warrants" shall mean the common stock purchase warrants of the Company described in Section 2.4, a form of which is annexed hereto as Exhibit F.

       Section 1.45 "Warrant Shares" shall mean the Common Stock issuable upon exercise of the Warrants.

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                                 ARTICLE II

                     PURCHASE AND SALE OF COMMON STOCK

       Section 2.1 Investments/Puts. Upon the terms and conditions set forth herein (including, without limitation, the provisions of Article VII hereof), on any Put Date the Company may exercise a Put by the delivery of a Put Purchase Notice. The number of Put Shares that the Investor shall receive pursuant to such Put shall be determined by dividing the relevant portions of the Investment Amount specified in the Put Purchase Notice by the Purchase Price determined during the Valuation Period. The Investment Amount for each Put as designated by the Company in the applicable Put Purchase Notices shall be neither less than the Minimum Put Amount and not more than the Maximum Put Amount and shall be subject always to a limit of three hundred percent (300%) of the Average Daily Trading Volume.

       Section 2.2 Mechanics.

                   (a) Put Purchase Notice. At any time during the Commitment Period, the Company may deliver a Put Purchase Notice, in substantially the form and substance of Exhibit A, to the Investor, subject to the conditions set forth in Section 7.2.

                   (b) Date of Delivery of Put Purchase Notice. A Put Purchase Notice shall be deemed delivered on (i) the Trading Day it is received by facsimile or otherwise by the Investor if such notice is received prior to 12:00 noon New York time, or (ii) the immediately succeeding Trading Day if it is received by facsimile or otherwise after 12:00 noon New York time on a Trading Day or at any time on a day which is not a Trading Day.
No Put Purchase Notice may be deemed delivered, on a day that is not a Trading Day.

                   (c) Determination of Put Shares Issuable. The Purchase Price shall be based on the Purchase Price Percentage of the Market Price during the Valuation Period. The number of Put Shares to be purchased by the Investor shall be settled on the Put Closing Date.

       Section 2.3 Put Closings. On the eighth (8th) Trading Day following any Put Date, the Company shall have delivered to the Escrow Agent unlegended certificates for such number of shares of Common Stock and the Investor shall deliver to the Escrow Agent the Purchase Price for such Put in immediately available funds. On the Put Closing Date, upon the joint written directions of the Company and the Investor, the Escrow Agent shall deliver the certificates to the Investor and the Purchase Price to the Company. Additionally, on or prior to the Put Closing Date, each of the Company and the Investor shall deliver all documents, instruments and writings required to be delivered or reasonably requested by either of them pursuant to this Agreement in order to implement and effect the transactions contemplated herein. Payment of funds to the Company and delivery of the certificates to the Investor shall occur out of escrow in accordance with the escrow agreement referred to in Section 6.2(o) following (x) the Company's deposit into escrow of the unlegended certificates representing the Put Shares and
(y) the Investor's deposit into escrow of the Investment Amount.

       Section 2.4 Purchase and Sale of Warrants. Under the terms of this Agreement, on the date hereof, the Company shall issue to the Investor Warrants to purchase 500,000 shares of Common Stock which shall be immediately exercisable (the "A Warrants") and Warrants to purchase 500,000 shares of Common Stock which shall be exercisable after the Registration Statement is declared effective (the "B Warrants").

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       Section 2.5 Termination of Investment Obligation. The obligation of the Investor to purchase shares of Common Stock shall terminate permanently (including with respect to a Put Closing Date that has not yet occurred) in the event that (i) there shall occur any stop order or suspension of the effectiveness of the Registration Statement for a consecutive ten day calendar period or for an aggregate of thirty (30) Trading Days during the Commitment Period, for any reason, or (ii) the Company shall at any time fail to comply with the requirements of Section 5.2, 5.3, 5.4, 5.5 or 5.6.

                                  ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF INVESTOR

       The Investor represents and warrants to the Company that:

       Section 3.1 Intent.   The Investor is entering into this Agreement for
       its own account and not with a view to the distribution of the Common Stock, and the Investor has no present arrangement (whether or not legally binding) at any time to sell the Common Stock to or through any person or entity; provided, however, that by making the representations herein, the Investor does not agree to hold the Common Stock for any minimum or other specific term and reserves the right to dispose of the Common Stock at any time in accordance with federal and state securities laws applicable to such disposition.

       Section 3.2 Sophisticated Investor.   The Investor is a sophisticated
       investor (as described in Rule 506(b)(2)(ii) of Regulation D) and an accredited investor (as defined in Rule 501 of Regulation D), and the Investor has such experience in business and financial matters that it is capable of evaluating the merits and risks of an investment in Common Stock. The Investor acknowledges that an investment in the Common
       Stock is speculative and involves a high degree of risk.

       Section 3.3 Authority.   This Agreement has been duly authorized and
       validly executed and delivered by the Investor and is a valid and binding agreement of the Investor enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

       Section 3.4 Not an Affiliate.   The Investor is not an officer,
       director or to Investor's good faith belief, an "affiliate"
       (as that term is defined in Rule 405 of the Securities Act) of the Company.

       Section 3.5 Absence of Conflicts.   The execution and delivery of this
       Agreement and any other document or instrument executed in connection herewith, and the consummation of the transactions contemplated hereby, and compliance with the requirements hereof, will not violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on Investor, or, to the Investor's knowledge, (a) violate any provision of any indenture, instrument or agreement to which Investor is a party or is subject, or by which Investor or any of its assets is bound, (b) conflict with or constitute a material default thereunder, (c) result in the creation or imposition of any lien pursuant to the terms of any such indenture, instrument or agreement, or constitute a breach of any fiduciary duty owed by Investor to any third party, or (d) require the approval of any third-party (which has not been obtained) pursuant to any material contract, agreement, instrument, relationship or legal obligation to which Investor is subject or to which any of its assets, operations or management may be subject.

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       Section 3.6 Disclosure; Access to Information.   The Investor has
received all documents, records, books and other information pertaining to Investor's investment in the Company that have been requested by the Investor. The Company is subject to the periodic reporting requirements of the Exchange Act, and the Investor has had access to copies of any such reports that have been requested by it.

       Section 3.7 Manner of Sale.   At no time was Investor presented with
or solicited by or through any leaflet, public promotional meeting, television advertisement or any other form of general solicitation or advertising.

                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF THE COMPANY

       The Company represents and warrants to the Investor, except as may be set forth in the Disclosure Schedule delivered in connection herewith, that:

       Section 4.1 Organization of the Company.   The Company is a corporation
duly organized and existing in good standing under the laws of the State of Delaware and has all requisite corporate authority to own its properties and to carry on its business as now being conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, other than those in which the failure so to qualify would not have a Material Adverse Effect.

       Section 4.2 Authority.   (i) The Company has the requisite corporate
power and authority to enter into and perform its obligations under this Agreement to issue the Put Shares; (ii) the execution, issuance and delivery of this Agreement, the issuance of the Put Shares and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action and no further consent or authorization of the Company or its Board of Directors or stockholders is required; and (iii) this Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

       Section 4.3 Capitalization. As of January 3, 2001, the authorized capital stock of the Company consists of 45,000,000 shares of Common Stock, of which 17,783,716 shares are issued and 17,657,916 shares are outstanding and no shares of preferred stock. Except as set forth in Schedule 4.3, there are no options, warrants, or rights to subscribe to, securities, rights or obligations convertible into or exchangeable for or giving any right to subscribe for any shares of capital stock of the Company. All of the outstanding shares of Common Stock of the Company have been duly and validly authorized and issued and are fully paid and nonassessable.

       Section 4.4 Common Stock. As of the commencement of the Commitment Period, the Company will have registered its Common Stock pursuant to
Section 12(b) or 12(g) of the Exchange Act and be in full compliance with all reporting requirements of the Exchange Act, if any, and the Company will have maintained all requirements for the continued listing or quotation of its Common Stock, and such Common Stock is then listed or quoted on the Principal Market. As of the date hereof, the Common Stock is traded on the Nasdaq SmallCap Market.

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       Section 4.5 Financial Statements.  The Company has delivered or made available to the Investor true and complete copies of unaudited financial statements (without footnotes) as of and for the period ending
September 30, 2000 (the "Financial Statements"). The Company has not provided to the Investor any information that, according to applicable law, rule or regulation, should have been disclosed publicly prior to the date hereof by
the Company, but which has not been so disclosed.   The Financial Statements
fairly present in all material respects the financial position of the Company as of the dates thereof and the results of operations for the periods then ended, subject to normal year-end audit adjustments.

       Section 4.6 Valid Issuances.   Assuming the accuracy of the
representations and warranties contained in Sections 3.1, 3.2 and 3.7 hereof both at the date hereof and at the time of sale and issuance, the sale and issuance of the Put Shares will be exempt from registration under the Securities Act in reliance upon Section 4(2) thereof and/or Regulation D thereto and when issued, the Put Shares shall be duly and validly issued, fully paid, and nonassessable. Neither the sales of the Put Shares pursuant to, nor the Company's performance of its obligations under this Agreement will (i) result in the creation or imposition of any liens, charges, claims or other encumbrances upon the Put Shares or any of the assets of the Company, or (ii) entitle the holders of Outstanding Capital Shares to preemptive or other rights to subscribe to or acquire the Capital Shares or other securities of the Company. The Put Shares shall not subject the Investor to personal liability by reason of the possession thereof.

       Section 4.7 No General Solicitation or Advertising in Regard to this Transaction. Neither the Company nor any of its affiliates nor any distributor or any person acting on its or their behalf (i) has conducted or will conduct any general solicitation (as that term is used in Rule 502(c) of Regulation D) or general advertising with respect to any of the Put Shares, or (ii) made any offers or sales of any security or solicited any offers to buy any security under any circumstances that would require registration of the Common Stock under the Securities Act.

       Section 4.8 Corporate Documents.   The Company has furnished or made
available to the Investor true and correct copies of the Company's Certificate of Incorporation, as amended and in effect on the date hereof (the "Certificate"), and the Company's By-Laws, as amended and in effect on the date hereof (the "By-Laws").

       Section 4.9 No Conflicts. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby, including, without limitation, the issuance of Common Stock do not and will not (i) result in a violation of the Company's Certificate or By-Laws or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture, instrument or any "lock-up" or similar provision of any underwriting or similar agreement to which the Company is a party, or (iii) result in a violation of any federal, state, local or foreign law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or by which any property or asset of the Company is bound or affected (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect) nor is the Company otherwise in violation of, conflict with or in default under any of the foregoing;
provided that, for purposes of the Company's representations and warranties as to violations of foreign law, rule or regulation referenced in clause
(iii), no such representations and warranties are being made insofar as the

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execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby are or may be affected by the status of the Investor under or pursuant to any such foreign law, rule or regulation. The business of the Company is not being conducted in violation of any law, ordinance or regulation of any governmental entity, except for possible violations that either individually or in the aggregate do not and will not have a Material Adverse Effect. The Company is not required under federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or issue and sell the Common Stock in accordance with the terms hereof (other than any SEC, NASD or state securities filings that may be required to be made by the Company subsequent to any Put Closing, any registration statement that may be filed pursuant hereto, and any shareholder approval required by the rules applicable to companies whose common stock trades on any Principal Market); provided that, for purposes of the representation made in this sentence, the Company is assuming and relying upon the accuracy of the relevant representations and agreements of the Investor herein.


       Section 4.10 No Material Adverse Change.   Since the date of the '
Financial Statements described in Section 4.5, no Material Adverse Effect has occurred or exists with respect to the Company.

       Section 4.11 No Undisclosed Liabilities.    The Company has no
liabilities or obligations which are material, individually or in the aggregate, and are not disclosed to the Investor in the Financial Statements or otherwise in writing, other than those incurred in the ordinary course of the Company's businesses since the date of the Financial Statements and which, individually or in the aggregate, do not or would not have a Material Adverse Effect on the Company.

       Section 4.12 No Undisclosed Events or Circumstances.   No event or
circumstance has occurred or exists with respect to the Company or its businesses, properties, prospects, operations or financial condition, that, under applicable law, rule or regulation, requires as of the date hereof, public disclosure or announcement prior to the date hereof by the Company.

       Section 4.13 No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, other than pursuant to this Agreement, under circumstances that would require registration of the Common Stock under the Securities Act.

       Section 4.14 Litigation and Other Proceedings. Except as set forth in the Financial Statements described in Section 4.5, or as disclosed in the Registration Statement at the Effective Date, there are no lawsuits or proceedings pending or to the best knowledge of the Company threatened, against the Company, nor has the Company received any written or oral notice of any such action, suit, proceeding or investigation, which might have a Material Adverse Effect. Except as set forth on Schedule 4.14, no judgment, order, writ, injunction, decree or award has been issued by or, so far as is known by the Company, requested by any court, arbitrator or governmental agency which might result in a Material Adverse Effect.

       Section 4.15 No Misleading or Untrue Communication. The Company and any Person representing the Company, in connection with the transactions contemplated by this Agreement, have not made, at any time, any oral communication in connection with same, which contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading.

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       Section 4.16 Non-Public Information.  Neither the Company nor any of
its officers of agents has disclosed any material non-public information about the Company to the Investor.

       Section 4.17 Securities Act of 1933. The Company has complied in all material respects with all applicable federal and state securities laws in connection with the offer, issuance and sale of the Put Shares and Warrant Shares hereunder.

               (i) Each Prospectus included as part of the Registration Statement as originally filed or as part of any amendment or supplement thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the provisions of the Securities Act. The SEC has not issued any order preventing or suspending the use of any Prospectus.

               (ii) The Registration Statement in the form in which it became effective and also in such form as it may be when any post-effective amendment thereto became effective and the Prospectus and any supplement or amendment thereto when filed with the SEC under Rule 424(b) under the Securities Act, complied in all material respects with the provisions of the Securities Act and did not at any such times contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they made) not misleading, except that this representation and warranty does not apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with information relating to the Investor furnished to the Company in writing by or on behalf of the Investor expressly for use therein.

               (iii) The Company has not distributed and, prior to the completion of the sale of the Put Shares and Warrant Shares to the Investor, will not distribute any offering material in connection with the offering and sale of the Put Shares or Warrant Shares other than the Registration Statement, the Prospectus or other materials, if any, permitted by the Securities Act.

       Section 4.18 Use of Proceeds. The proceeds from the sale of the Put Shares and Warrant Shares will be used by the Company for general corporate purposes, including mergers and acquisitions; provided, that the Company is the surviving entity of any such merger or acquisition.

                                   ARTICLE V

                          COVENANTS OF THE COMPANY

       Section 5.1 Effective Registration Statement. If it is necessary for the Registration Statement or a post-effective amendment thereto to be declared effective before the offering of the Put Shares or Warrant Shares may commence, the Company will cause the Registration Statement or such post-effective amendment to become effective as soon as reasonably practicable and will advise the Investor promptly and, if requested by the Investor, will confirm such advice in writing, when it receives notice that the Registration Statement or such post-effective amendment has become effective.

       Section 5.2 Reservation of Common Stock.   As of the date hereof, the
Company has reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, shares of Common Stock for the purpose of enabling the Company to satisfy any obligation to issue the Put Shares.

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

       Section 5.3 Quoting or Listing of Common Stock. The Company shall maintain the quoting or listing of the Common Stock on a Principal Market, and as soon as practicable (but in any event prior to the commencement of the Commitment Period) to list the Put Shares on the Principal Market. The Company further shall, if the Company applies to have the Common Stock traded on any other Principal Market, include in such application the Put Shares, and shall take such other action as is necessary or desirable in the opinion of the Investor to cause the Common Stock to be listed on such other Principal Market as promptly as possible. The Company shall take all action necessary to continue the quoting, listing and trading of its Common Stock on the Principal Market and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the Principal Market.

       Section 5.4 Exchange Act Registration. The Company shall cause its Common Stock to become and continue to be registered under Section 12(g) or 12(b) of the Exchange Act, will comply in all respects with its reporting and filing obligations under the Exchange Act, and will not take any action or file any document (whether or not permitted by the Exchange Act or the rules thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under the Exchange Act. The Company will take all action to obtain a listing and continue the listing and trading of its Common Stock on the Principal Market and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the Principal Market.

       Section 5.5 Legends.   Except as provided herein, the certificates
evidencing the Common Stock to be sold by the Investor shall be free of legends.

       Section 5.6 Corporate Existence. The Company will take all steps necessary to preserve and continue the corporate existence of the Company.

       Section 5.7 Additional SEC Documents. In the event that the SEC Documents furnished or submitted to the SEC by the Company are not available or accessible by the Investor on EDGAR, the Company will deliver to the Investor, as and when the originals thereof are submitted to the SEC for filing, copies of all such SEC Documents.

       Section 5.8 Blackout Period. The Company will immediately notify the Investor upon the occurrence of any of the following events in respect of the Registration Statement or Prospectus: (i) receipt of any request for additional information by the SEC or any other federal or state governmental authority during the period of effectiveness of the Registration Statement for amendments or supplements to the Registration Statement or related
Prospectus; (ii) the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose;
(iii) receipt of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (iv) the happening of any event that makes any statement made in the Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, Prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (v) the Company's reasonable determination that a post-effective amendment to the

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Registration Statement would be appropriate; and the Company will promptly make available to the Investor any such supplement or amendment to the Prospectus. The Company shall not deliver to the Investor any Put Purchase Notice during the continuation of any of the foregoing events or if the Company has knowledge that any of the foregoing events will occur within ten
(10) days of such knowledge. If the Registration Statement shall cease to be effective for any reason whatsoever, the Company shall immediately take all necessary action to cause the Registration Statement to be amended or supplemented so as to cure the default. Upon notification by the Company to the Investor of any of the foregoing events or notification to Investor by the Company that any of the foregoing events has occurred, Investor will cease making any sales under the Registration Statement until notice from the Company stating that the event no longer will prohibit Investor' s sales and Investor may begin making sales pursuant to this agreement.

       Section 5.9 Expectations Regarding Put Purchase Notices.  Within ten
(10) days after the commencement of each calendar quarter occurring subsequent to the commencement of the Commitment Period, the Company undertakes to notify the Investor as to its reasonable expectations as to the dollar amount it intends to raise during such calendar quarter, if any, through the issuance of Put Purchase Notices. Such notification shall constitute only the Company's good faith estimate and shall in no way obligate the Company to raise such amount, or any amount, or otherwise limit its ability to deliver Put Purchase Notices. The failure by the Company to comply with this provision can be cured by the Company's notifying the Investor at any time as to its reasonable expectations with respect to the current calendar quarter.

       Section 5.10 Disclosure of Material Information.   In the event that
any or all of the information set forth on Schedule 7.2(a) hereto becomes material, the Company shall make full and complete public disclosure in accordance with all applicable law.

       Section 5.11 Other Financings. The Company covenants and agrees that it will not, without the prior written consent of Investor, enter into any subsequent or further offer or sale of Common Stock or securities convertible into Common Stock with any third party until the later of (a) March 30, 2002 or (b) the expiration of the Commitment Period (the "Restrictive Period"), other than as agreed to in writing by the parties; provided, however, that during the Restrictive Period, the Company shall be entitled to issue equity securities in connection with employee stock option and warrant plans (which may be "registered securities" or "restricted securities") and to strategic partners and/or in connection with mergers or acquisitions in which the Company is the surviving entity, so long as such securities are "restricted securities" pursuant to Rule 144 of the Securities Act.

       Section 5.12. Issuance of Put Shares. The sale and issuance of the Put Shares shall be made in accordance with the provisions and requirements of applicable federal and state law.

       Section 5.13 Amendments to the Registration Statement. The Company will not (i) file any amendment to the Registration Statement or make any amendment or supplement to the Prospectus of which the Investor shall not previously have been advised or to which the Investor shall reasonably object after being so advised or (ii) so long as, in the reasonable opinion of counsel for the Investor, a Prospectus is required to be delivered in connection with sales by any Investor or dealer, file any information, documents or reports pursuant to the Exchange Act without delivering a copy of such information, documents or reports to the Investor, promptly following such filing.

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

       Section 5.14 Prospectus Delivery. The Company shall file a prospectus supplement to its Registration Statement on the sixth Trading Day immediately following the end of each Valuation Period, and will deliver to the Investor, without charge, in such quantities as reasonably requested by the Investor, copies of each form of Prospectus and prospectus supplement on each Put Closing Date. The Company consents to the use of the Prospectus (and of any amendment or supplement thereto) in accordance with the provisions of the Securities Act and with the securities or Blue Sky laws of the jurisdictions in which the Put Shares or Warrant Shares may be sold by the Investor, in connection with the offering and sale of the Put Shares and Warrant Shares and for such period of time thereafter as the Prospectus is required by the Securities Act to be delivered in connection with sales of the Put Shares and Warrant Shares. If during such period of time any event shall occur that in the judgment of the Company or in the opinion of counsel for the Investor is required to be set forth in the Prospectus (as then amended or supplemented) or should be set forth therein in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to supplement or amend the Prospectus to comply with the Securities Act or any other law, the Company will forthwith prepare and file with the SEC an appropriate supplement or amendment thereto, and will expeditiously furnish to the Investor a reasonable number of copies thereof.

       Section 5.15 Nasdaq Rule. The Company will not be obligated to issue and the Investor will not be obligated to purchase any shares of the Common Stock which would result in the issuance under this Agreement of more than nineteen and nine-tenths percent (19.9%) of the issued and outstanding shares of the Common Stock as of the date hereof, unless such issuance has been duly approved by the shareholders of the Company.

                                  ARTICLE VI

                       CONDITIONS TO DELIVERY OF PUT
                PURCHASE NOTICES AND CONDITIONS TO PUT CLOSING

       Section 6.1 Conditions Precedent to the Obligation of the Company to Issue and Sell Common Stock. The obligation hereunder of the Company to issue and sell the Put Shares to the Investor incident to each Put Closing is subject to the satisfaction, at or before each such Put Closing, of each of the conditions set forth below.

                   (a) Accuracy of the Investor's Representation and
               Warranties. The representations and warranties of the Investor shall be true and correct in all material respects as of the date of this Agreement and as of the date of each such Put Closing as though made at each such time.

                   (b) Performance by the Investor.   The Investor shall have
               performed, satisfied and complied in all respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Investor at or prior to such Put Closing.

       Section 6.2 Conditions Precedent to the Right of the Company to
Deliver a Put Purchase Notice and the Obligation of the Investor to purchase Put Shares. The right of the Company to deliver a Put Purchase Notice and the obligation of the Investor hereunder to acquire and pay for the Put Shares incident to a Put Closing is subject to the satisfaction, (i) on the Put Date,
(ii) for each day during the Valuation Period, and (iii) on the applicable Put Closing Date (each a "Condition Satisfaction Date"), of each of the following conditions:

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

                   (a) Effective Registration Statement.  The Company shall
               have the Put Shares and Warrant Shares registered under the Registration Statement equal to or in excess of the number of Put Shares and Warrant Shares issuable pursuant this Agreement. The Registration Statement registering the offer and sale of the Put Shares and Warrant Shares shall have been declared effective by the SEC and shall have been amended or supplemented, as required, to disclose the sale of the Put Shares and Warrant Shares prior to each Put Closing Date, as applicable, and there shall be no stop order suspending the effectiveness of the Registration Statement.

                   (b) Accuracy of the Company's Representations and
               Warranties. The representations and warranties of the Company shall be true and correct in all material respects as of each Condition Satisfaction Date as though made at each such time (except for representations and warranties specifically made as of a particular date) with respect to all periods, and as to all events and circumstances occurring or existing to and including each Condition Satisfaction Date, except for any conditions which have temporarily caused any representations or warranties herein to be incorrect and which have been corrected with no continuing impairment to the Company or the Investor.

                  (c) Performance by the Company.  The Company shall have
               performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to each Condition Satisfaction Date, including but not limited to the requirements for the Company and its transfer agent set forth in Sections 8.1 and 8.2 to deliver Common Stock without legends pursuant to the terms set forth in Sections 8.1 and 8.2, and Exhibit B hereto.

                  (d) No Injunction.  No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits or directly or materially adversely affects any of the transactions contemplated by this Agreement, and no proceeding shall have been commenced that may have the effect of prohibiting or materially adversely affecting any of the transactions contemplated by this Agreement.

                  (e) Adverse Changes.   Since the date of filing of the
               Company's most recent SEC Document, no event that had or is reasonably likely to have a Material Adverse Effect has occurred.

                  (f) No Suspension of Trading In or Delisting of Common
               Stock. The trading of the Common Stock (including without limitation the Put Shares) shall not have been suspended by the SEC, the Principal Market or the NASD and the Common Stock (including without limitation the Put Shares) shall have been approved for listing or quotation and shall have actually been listed or quoted on, and shall not have been delisted from the Principal Market, nor shall the Company have received any letter or notice of any suspension or delisting or warning of such suspension or delisting. The issuance of shares of Common Stock with respect to the applicable Put Closing, if any, shall not violate the shareholder approval requirements of the Principal Market.
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

                  (g) Legal Opinions. The Company's counsel shall deliver to the Investor upon execution of this Agreement an opinion in the form of Exhibit C hereto, reasonably satisfactory to the Investor addressing, among other things, corporate matters and the exemption from registration under the Securities Act of the issuance of the Registrable Securities by the Company to the Investor under this Agreement. The Company shall also have caused to be delivered to the Investor, within five (5)
               Trading Days of the Effective Date and upon the delivery of a Put Purchase Notice, an updated opinion of the Company's counsel addressed to the Investor; provided, however, that in the event that such an opinion cannot be delivered by the Company's counsel to the Investor, the Company shall promptly revise the Registration Statement and shall not deliver a Put Purchase Notice. If a Put Purchase Notice shall have been delivered in good faith without knowledge by the Company that an opinion of counsel cannot be delivered as required, at the option of the Investor, either the applicable Put Closing Date shall automatically be postponed for a period of up to five (5) Trading Days until such an opinion is delivered to the Investor, or such Put Closing shall otherwise be canceled.

                  (h) Due Diligence.  No dispute between the Company and the
               Investor shall exist pursuant to Section 7.2(c) as to the adequacy of the disclosure contained in the Registration Statement.

                  (i) Blue Sky.  The Company shall have complied with all
               blue sky laws to enable the Put Shares and Warrant Shares to be issued and resold through a broker registered in the State of California.

                  (j) Ten Percent Limitation.  The number of Put Shares to be purchased on each Put Closing Date and the number of Warrant Shares issuable upon any exercise of such Warrant by the Investor shall not exceed the number of such shares that, when aggregated with all other shares of Common Stock then owned by the Investor beneficially or deemed beneficially owned by the Investor, would result in the Investor owning more than 9.99% of all of such Common Stock as would be outstanding on such Put Closing Date or such date of exercise of the Warrant, as determined in accordance with Section 16 of the Exchange Act and the regulations promulgated thereunder. For purposes of this Section 6.2(j), in the event that the amount of Common Stock outstanding as determined in accordance with Section 16 of the Exchange Act and the regulations promulgated thereunder is greater on a Put Closing Date than on the date upon which the Put Purchase Notice associated with such Put Closing Date is given, the amount of Common Stock outstanding on such Put Closing Date shall govern for purposes of determining whether the Investor, when aggregating all purchases of Common Stock made pursuant to this Agreement and, if any, Shares, would own more than 9.99% of the Common Stock following such Put Closing Date.

                  (k) Cross Default. The Company shall not be in default of a term, covenant, warranty or undertaking of any other agreement to which the Company and Investor are parties, nor shall there have occurred an event of default under any such other agreement, in each case which default would have a material adverse effect on the financial condition of the Company or the Company's ability to comply with its obligations to the Investor.

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

                  (l) No Knowledge. The Company shall have no knowledge of
               any event more likely than not to have the effect of causing such Registration Statement to be suspended or otherwise ineffective (which event is more likely than not to occur within the Valuation Period during which the Put Purchase Notice is deemed delivered).

                  (m) Trading Cushion. The Trading Cushion shall have elapsed since the immediately preceding Put Date.

                  (n) Shareholder Vote. The issuance of shares of Common Stock with respect to the applicable Put Closing, if any, shall not violate the shareholder approval requirements of the Principal Market.

                  (o) Escrow Agreement.  The parties hereto shall have entered into a mutually acceptable escrow agreement for the Purchase Prices due hereunder, providing for reasonable interest on any funds deposited into the escrow account established under such agreement.

                  (p) Escrow Shares.  The Company shall have a sufficient
               number of shares of Common Stock held in escrow to enable the Escrow Agent to deliver the Put Shares, subject to a Put Purchase Notice, to the Investor.

                  (q) Secretary's Certificate.  The Investor shall have
               received a Secretary's Certificate in substantially the form and substance of Exhibit D hereto, executed by the Secretary of the Company.

                  (r) Other.  On each Condition Satisfaction Date, the
               Investor shall have received and been reasonably satisfied with such other certificates and documents as shall have been reasonably requested by the Investor in order for the Investor to confirm the Company's satisfaction of the conditions set forth in this Section 6.2. including, without limitation, a certificate in substantially the form and substance of Exhibit E hereto, executed in either case by an executive officer of the Company and to the effect that all the conditions to such Put Closing shall have been satisfied as at the date of each such certificate.

                                    ARTICLE VII

            DUE DILIGENCE REVIEW; NON-DISCLOSURE OF NON-PUBLIC INFORMATION

       Section 7.1 Due Diligence Review. The Company shall make available for inspection and review by the Investor, advisors to and representatives of the Investor (who may or may not be affiliated with the Investor and who are reasonably acceptable to the Company), any underwriter participating in any disposition of the Registrable Securities on behalf of the Investor pursuant to the Registration Statement, any such registration statement or amendment or supplement thereto or any blue sky, NASD or other filing, all financial and other records, all SEC Documents and other filings with the SEC, and all other corporate documents and properties of the Company as may be reasonably necessary for the purpose of such review, and cause the Company's officers, directors and employees to supply all such information reasonably requested by the Investor or any such representative, advisor or underwriter in connection with such Registration Statement (including, without limitation, in response to all questions and other inquiries reasonably made or submitted by any of them), prior to and from time to time after the filing and effectiveness of the Registration Statement for the sole purpose of enabling the Investor and such representatives, advisors and underwriters and their respective accountants and attorneys to conduct initial and ongoing due diligence with respect to the Company and the accuracy of the Registration Statement.

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

       Section 7.2 Non-Disclosure of Non-Public Information.

                  (a) Except as set forth on Schedule 7.2(a) hereof, the Company represents and warrants that the Company and its officers, directors, employees and agents have not disclosed any non-public information to the Investor or advisors to or representatives of the Investor. The Company covenants and agrees that it shall refrain from disclosing, and shall cause its officers, directors, employees and agents to refrain from disclosing, unless prior to disclosure of such information the Company identifies such information as being non-public information and provides the Investor, such advisors and representatives with the opportunity to accept or refuse to accept such non-public information for review. The Company may, as a condition to disclosing any non-public information hereunder, require the Investor's advisors and representatives to enter into a confidentiality agreement in form reasonably satisfactory to the Company and the Investor.

                  (b) The Company acknowledges and understands that the Investor is entering into this Agreement at the request of the Company and in good faith reliance on (i) the Company's representation set forth in
Section 4.16 that neither it nor its agents have disclosed to the Investor any material non-public information; and (ii) the Company's covenant set forth in Section 5.10 that if all or any portion of the information set forth on Schedule 7.2(a) becomes material, the Company shall timely make full and complete public disclosure of all or such portion of such information that shall have become material in accordance with all applicable law.

                  (c) Nothing herein shall require the Company to disclose non-public information to the Investor or its advisors or representatives, and the Company represents that it does not disseminate non-public information to any investors who purchase stock in the Company in a public offering, to money managers or to securities analysts, provided, however, that notwithstanding anything herein to the contrary, the Company will, as hereinabove provided, immediately notify the advisors and representatives of the Investor and, if any, underwriters, of any event or the existence of any circumstance (without any obligation to disclose the specific event or circumstance) of which it becomes aware, constituting non-public information (whether or not requested of the Company specifically or generally during the course of due diligence by such persons or entities), which, if not disclosed in the prospectus included in the Registration Statement would cause such prospectus to include a material misstatement or to omit a material fact required to be stated therein in order to make the statements, therein, in light of the circumstances in which they were made, not misleading. Nothing contained in this Section 7.2 shall be construed to mean that such persons or entities other than the Investor (without the written consent of the Investor prior to disclosure of such information) may not obtain non-public information in the course of conducting due diligence in accordance with the terms of this Agreement and nothing herein shall prevent any such persons or entities from notifying the Company of their opinion that based on such due diligence by such persons or entities, that the Registration Statement contains an untrue statement of a material fact or omits a material fact required to be stated in the Registration Statement or necessary to make the statements contained therein, in light of the circumstances in which they were made, not misleading.

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

                                   ARTICLE VIII

                                     LEGENDS

                             [Intentionally Omitted]

                                   ARTICLE IX

                               CHOICE OF LAW/VENUE

       Section 9.1 Choice of Law/Venue.   This Agreement and the Warrants
shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of New York or in the federal courts located in the state of New York. Both parties and the individuals executing this Agreement and other agreements on behalf of the Company agree to submit to the jurisdiction of such courts and waive trial by jury. The prevailing party shall be entitled to recover from the other party its reasonable attorneys' fees and costs. In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement.


                                   ARTICLE X

               ASSIGNMENT; ENTIRE AGREEMENT, AMENDMENT; TERMINATION

       Section 10.1 Assignment. Neither this Agreement nor any rights of the Investor or the Company hereunder may be assigned by either party to any other person. Notwithstanding the foregoing, (a) the provisions of this Agreement shall inure to the benefit of, and be enforceable by, and be binding upon, any transferee of any of the Common Stock purchased or acquired by the Investor hereunder with respect to the Common Stock held by such person unless such Common Stock is free from restrictions on further transfer of such Common Stock, and (b) the Investor's interest in this Agreement may be assigned at any time, in whole or in part, to any other person or entity (including any affiliate of the Investor), so long as the assignee is an accredited investor that would satisfy all of the representations and warranties contained in Article III hereof and such assignment or cumulative assignment shall not violate the Securities Act. Such assignment shall be effective upon written notice to the Company, which assignee shall execute a counterpart of this Agreement and be bound by the terms of this Agreement.

       Section 10.2 Termination. This Agreement shall terminate twelve (12) months after the commencement of the Commitment Period unless at least 10% (i.e., $4,000,000) of the Commitment Amount is purchased during the first eight (8) months from the Effective Date, in which case this Agreement shall terminate twenty-four (24) months after the commencement of the Commitment Period; provided, however, that the provisions of Articles V, VII, VIII, IX, X, XI and XII shall survive the termination of this Agreement.

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

       Section 10.3 Termination by the Company for Cause. In the event that the Investor defaults in its obligation under this Agreement, the Company shall have the right for a period of fifteen business days after each default to terminate this Agreement, effective immediately upon delivery of a written termination notice ("Termination Notice") delivered in accordance with
Section 11.1 hereof. The Termination Notice shall provide a detailed description of the default and notice of the termination.

Subsequent to the termination pursuant to the Termination Notice, the following shall apply:

                  (i) the Company's and the Investor's duties and obligations with respect to the previously issued Put Shares, A Warrants and B Warrants will continue as provided in the Agreement except the 500,000 A Warrants shall be reduced in number to equal the number of previously issued B Warrants.
Such reduction shall not apply to any previously exercised A Warrants for which shares have previously been issued but shall apply to A Warrants exercised but for which stock has not been issued. If cash payment has been made for such exercised A Warrants for which stock has not been issued, the payment for the cancelled Warrants shall be returned to the Investor.

                  (ii) All other obligations and duties of the parties shall terminate; provided, however, the provisions of Articles V (except for section
5.11 concerning prohibition against other financing, which shall terminate), VII, VIII, IX, X, XI and XII, shall survive the termination of this Agreement under this Section 10.3.

       Section 10.4 Entire Agreement, Amendment. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth in this Agreement. Except as expressly provided in this Agreement, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by both parties hereto.

                                    ARTICLE XI

                            NOTICES; INDEMNIFICATION

       Section 11.1 Notices.   All notices, demands, requests, consents,
approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

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

     If to the Company:

 Science Dynamics Corporation
 1919 Springdale Road
 Cherry Hill, New Jersey 08003
 Telecopier: (856) 751-7361
 Attention: Ms. Joy C. Hartman, President and C.E.O.

     If to the Investor:

 Alpha Venture Capital, Inc.
Avarua Rarotonga
Cook Islands
Telecopier: (242) 356-4147
Attention: Mr. Barry Herman, Director

Either party hereto may from time to time change its address or facsimile number for notices under this Section 11.1 by giving at least ten (10) days' prior written notice of such changed address or facsimile number to the other party hereto.

       Section 11.2 Indemnification.

                  (a) The Company agrees to indemnify and hold harmless the Investor, its partners, Affiliates, officers, directors, employees, and duly authorized agents, and each Person or entity, if any, who controls the Investor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act or is controlled by the Investor (the "Control Person") from and against any Damages, joint or several, and any action in respect thereof to which the Investor, its partners, Affiliates, officers, directors, employees, and duly authorized agents, and any such Control Person becomes subject to, resulting from, arising out of or relating to any misrepresentation, breach of warranty or nonfulfillment of or failure to perform any covenant or agreement on the part of Company contained in this Agreement in any event as such Damages are incurred.

                  (b) The Investor agrees to indemnify and hold harmless the Company, its partners, Affiliates, officers, directors, employees, and duly authorized agents, and each Person or entity, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, together with the Control Persons from and against any Damages, joint or several, and any action in respect thereof to which the Company, its partners, Affiliates, officers, directors, employees, and duly authorized agents, and any such Control Person becomes subject to, resulting from, arising out of or relating to any misrepresentation, breach of warranty or nonfulfillment of or failure to perform any covenant or agreement on the part of Investor contained in this Agreement in an aggregate amount not to exceed one-quarter of the Commitment Amount.

       Section 11.3 Method of Asserting Indemnification Claims. All claims for indemnification by any Indemnified Party (as defined below) under
Section 11.2 will be asserted and resolved as follows:

                  (a) In the event any claim or demand in respect of which any person claiming indemnification under any provision of Section 11.2
(an "Indemnified Party") might seek indemnity under Section 11.2 is asserted against or sought to be collected from such Indemnified Party by a person other than the Company, the Investor or any affiliate of the Company or (a "Third Party Claim"), the Indemnified Party shall deliver a written

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

notification, enclosing a copy of all papers served, if any, and specifying the nature of and basis for such Third Party Claim and for the Indemnified Party's claim for indemnification that is being asserted under any provision of Section 11.2 against any person (the "Indemnifying Party"), together with the amount or, if not then reasonably ascertainable, the estimated amount, determined in good faith, of such Third Party Claim (a "Claim Notice") with reasonable promptness to the Indemnifying Party. If the Indemnified Party fails to provide the Claim Notice with reasonable promptness after the Indemnified Party receives notice of such Third Party Claim, the Indemnifying Party will not be obligated to indemnify the Indemnified Party with respect to such Third Party Claim to the extent that the Indemnifying Party's ability to defend has been irreparably prejudiced by such failure of the Indemnified Party. The Indemnifying Party will notify the Indemnified Party as soon as practicable within the period ending thirty (30) calendar days following receipt by the Indemnifying Party of either a Claim Notice or an Indemnity Notice (as defined below) (the "Dispute Period") whether the Indemnifying Party disputes its liability or the amount of its liability to the Indemnified Party under Section 11.2 and whether the Indemnifying Party desires, at its sole cost and expense, to defend the Indemnified Party against such Third Party Claim.

                  (i) If the Indemnifying Party notifies the Indemnified
Party within the Dispute Period that the Indemnifying Party desires to defend the Indemnified Party with respect to the Third Party Claim pursuant to this
Section 11.3(a), then the Indemnifying Party will have the right to defend, with counsel reasonably satisfactory to the Indemnified Party, at the sole cost and expense of the Indemnifying Party, such Third Party Claim by all appropriate proceedings, which proceedings will be vigorously and diligently prosecuted by the Indemnifying Party to a final conclusion or will be settled at the discretion of the Indemnifying Party (but only with the consent of the Indemnified Party in the case of any settlement that provides for any relief which affects the Indemnified Party, other than the payment of monetary damages or that provides for the payment of monetary damages as to which the Indemnified Party will not be indemnified in full pursuant to Section 11.2). The Indemnifying Party will have full control of such defense and proceedings, including any compromise or settlement thereof; provided, however, that the Indemnified Party may, at the sole cost and expense of the Indemnified Party, at any time prior to the Indemnifying Party's delivery of the notice referred to in the first sentence of this clause (i), file any motion, answer or other pleadings or take any other action that the Indemnified Party reasonably believes to be necessary or appropriate to protect its interests; and provided further, that if requested by the Indemnifying Party, the Indemnified Party will, at the sole cost and expense of the Indemnifying
Party, provide reasonable cooperation to the Indemnifying Party in contesting any Third Party Claim that the Indemnifying Party elects to contest. The Indemnified Party may participate in, but not control, any defense or settlement of any Third Party Claim controlled by the Indemnifying Party pursuant to this clause (i), and except as provided in the preceding sentence, the Indemnified Party will bear its own costs and expenses with respect to such participation. Notwithstanding the foregoing, the Indemnified Party may take over the control of the defense or settlement of a Third Party Claim at any time if it irrevocably waives its right to indemnity under Section 11.2 with respect to such Third Party Claim.

                  (ii) If the Indemnifying Party fails to notify the Indemnified Party within the Dispute Period that the Indemnifying Party desires to defend the Third Party Claim pursuant to Section 11.3(a), or if the Indemnifying Party gives such notice but fails to prosecute vigorously and diligently or settle the Third Party Claim, or if the Indemnifying Party fails to give any notice whatsoever within the Dispute Period, then the Indemnified Party will have the right to defend, at the sole cost and expense of the Indemnifying Party, the Third Party Claim by all appropriate proceedings, which proceedings will be prosecuted by the Indemnified Party in a reasonable manner and in good faith or will be settled at the discretion of the Indemnified Party (with the consent of the Indemnifying Party, which

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

consent will not be unreasonably withheld). The Indemnified Party will have full control of such defense and proceedings, including any compromise or settlement thereof; provided, however, that if requested by the Indemnified Party, the Indemnifying Party will, at the sole cost and expense of the Indemnifying Party, provide reasonable cooperation to the Indemnified Party and its counsel in contesting any Third Party Claim which the Indemnified Party is contesting. Notwithstanding the foregoing provisions of this clause (ii), if the Indemnifying Party has notified the Indemnified Party within the Dispute Period that the Indemnifying Party disputes its liability or the amount of its liability hereunder to the Indemnified Party with respect to such Third Party Claim and if such dispute is resolved in favor of the Indemnifying Party in the manner provided in clause (iii) below, the Indemnifying Party will not be required to bear the costs and expenses of the Indemnified Party's defense pursuant to this clause (ii) or of the Indemnifying Party's participation therein at the Indemnified Party's request, and the Indemnified Party will reimburse the Indemnifying Party in full for all reasonable costs and expenses incurred by the Indemnifying Party in connection with such litigation. The Indemnifying Party may participate in, but not control, any defense or settlement controlled by the Indemnified Party pursuant to this clause (ii), and the Indemnifying Party will bear its own costs and expenses with respect to such participation.

                  (iii) If the Indemnifying Party notifies the Indemnified Party that it does not dispute its liability or the amount of its liability to the Indemnified Party with respect to the Third Party Claim under
Section 11.2 or fails to notify the Indemnified Party within the Dispute Period whether the Indemnifying Party disputes its liability or the amount of its liability to the Indemnified Party with respect to such Third Party Claim, the Loss in the amount specified in the Claim Notice will be conclusively deemed a liability of the Indemnifying Party under Section 11.2 and the Indemnifying Party shall pay the amount of such Loss to the Indemnified
Party on demand. If the Indemnifying Party has timely disputed its liability or the amount of its liability with respect to such claim, the Indemnifying Party and the Indemnified Party will proceed in good faith to negotiate a resolution of such dispute, and if not resolved through negotiations within the Resolution Period, such dispute shall be resolved by arbitration in accordance with paragraph (c) of this Section 11.3.

                  (b) In the event any Indemnified Party should have a claim under Section 11.2 against the Indemnifying Party that does not involve a Third Party Claim, the Indemnified Party shall deliver a written notification of a claim for indemnity under Section 11.2 specifying the nature of and basis for such claim, together with the amount or, if not then reasonably ascertainable, the estimated amount, determined in good faith, of such claim (an "Indemnity Notice") with reasonable promptness to the Indemnifying Party.
 The failure by any Indemnified Party to give the Indemnity Notice shall not impair such party's rights hereunder except to the extent that the Indemnifying Party demonstrates that it has been irreparably prejudiced thereby. If the Indemnifying Party notifies the Indemnified Party that it does not dispute the claim or the amount of the claim described in such Indemnity Notice or fails to notify the Indemnified Party within the Dispute Period whether the Indemnifying Party disputes the claim or the amount of the claim described in such Indemnity Notice, the Loss in the amount specified in the Indemnity Notice will be conclusively deemed a liability of the Indemnifying Party under Section 11.2 and the Indemnifying Party shall pay the amount of such Loss to the Indemnified Party on demand. If the Indemnifying Party has timely disputed its liability or the amount of its liability with respect to such claim, the Indemnifying Party and the Indemnified Party will proceed in good faith to negotiate a resolution of such dispute, and if not resolved through negotiations within the Resolution Period, such dispute shall be resolved by arbitration in accordance with paragraph (c) of this Section 11.3.

                  (c) If the parties are unable to resolve a dispute as contemplated by Sections 11.3(a) and (b) hereof, the parties agree that such

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

dispute shall be settled by arbitration as their sole and exclusive remedy with respect to such dispute, such arbitration to be held in the State of New York, under the rules promulgated by the American Arbitration Association, as amended from time to time. Any decision rendered in such arbitration proceeding shall be non-appealable, final and binding upon the parties.

                                    ARTICLE XII

                                   MISCELLANEOUS

       Section 12.1 Fees and Expenses.   Each of the Company and the Investor
agrees to pay its own expenses incident to the performance of its obligations hereunder.

       Section 12.2 Brokerage.   Each of the parties hereto represents that
it has had no dealings in connection with this transaction with any finder or broker who will demand payment of any fee or commission from the other party except as described on Schedule 12.2.

       Section 12.3 Publicity. Except as required by applicable law, the Company shall not issue any press release or otherwise make any public statement or announcement with respect to this Agreement or the transactions contemplated hereby or the existence of this Agreement without the prior consent of the Investor.

       Section 12.4 Counterparts. This Agreement may be executed in multiple counterparts, each of which may be executed by less than all of the parties and shall be deemed to be an original instrument which shall be enforceable against the parties actually executing such counterparts and all of which together shall constitute one and the same instrument.

       Section 12.5 Entire Agreement.   This Agreement with the Exhibits
hereto, the Registration Rights Agreement and the Escrow Agreement set forth the entire agreement and understanding of the parties relating to the subject matter hereof and supersedes all prior and contemporaneous agreements, negotiations and understandings between the parties, both oral and written relating to the subject matter hereof. The terms and conditions of all Exhibits to this Agreement are incorporated herein by this reference and shall constitute part of this Agreement as if fully set forth herein.

       Section 12.6 Survival; Severability.   The representations, warranties,
covenants and agreements of the parties hereto shall survive each Put Closing hereunder. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that such severability shall be ineffective if it materially changes the economic benefit of this Agreement to any party.

       Section 12.7 Title and Subtitles.   The titles and subtitles used
in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

       Section 12.8 Reporting Entity for the Common Stock. The reporting entity relied upon for the determination of the trading price or trading volume of the Common Stock on any given Trading Day for the purposes of this Agreement shall be Bloomberg, L.P. or any successor thereto. The written mutual consent of the Investor and the Company shall be required to employ any other reporting entity.

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

IN WITNESS WHEREOF, the parties hereto have caused this Common Stock Purchase Agreement to be executed by the undersigned, thereunto duly authorized, as of the date first set forth above.

                                   SCIENCE DYNAMICS CORPORATION


                                   By:  _____________________________________
                                        Name:
                                        Title:


                                   ALPHA VENTURE CAPITAL, INC.


                                   By:  _____________________________________
                                        Name:
                                        Title:

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



                                SCHEDULE 4.3
                                ------------
                       OUTSTANDING OPTIONS AND WARRANTS

                               SCHEDULE 4.14
                               -------------
                                 JUDGMENTS

                               SCHEDULE 12.2
                               -------------
                             FINDERS OR BROKERS


NONE

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

                                   EXHIBIT A

                                    FORM OF
                              PUT PURCHASE NOTICE

               Reference is made to the Common Stock Purchase Agreement dated as of March 2, 2001 (the "Agreement ") between Science Dynamics Corporation, a Delaware corporation (the "Company") and Alpha Venture Capital, Inc. Capitalized terms used and not otherwise defined herein shall have the meanings given such terms in the Agreement.

               In accordance with and pursuant to Section 2.2 of the Agreement, the Company hereby issues this Put Purchase Notice to exercise a Put request for the Investment Amount indicated below.

               Investment Amount: ______________________

               Valuation Period start date:   ______________________

               Valuation Period end date:   ______________________

               Put Closing Date:    ______________________


Dated:     ______________________

                                     ________________________________


                                     By:______________________________
                                         Name:
                                         Title:

                                     Address:
                                     Facsimile No.:
                                     Wire Instructions: __________________
                                     Contact Name:

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

                                     EXHIBIT B

                           INSTRUCTIONS TO TRANSFER AGENT
                            SCIENCE DYNAMICS CORPORATION



                                                  ________________, 2001

[Name and address
of Transfer Agent]


Ladies & Gentlemen:

       Reference is made to that certain Common Stock Purchase Agreement (the "Agreement") between Alpha Venture Capital, Inc. (the "Investor") and Science Dynamics Corporation (the "Company"). Pursuant and subject to the terms and conditions set forth in the Agreement the Investor has agreed to purchase from the Company and the Company has agreed to sell to the Investor from time to time during the term of the Agreement shares (the "Shares") of Common Stock of the Company, $0.01 par value (the "Common Stock") and certain warrants (the "Warrants") which shall be exercisable into shares of Common Stock. The shares of Common Stock issuable upon exercise of the Warrants are referred to herein as "Warrant Shares." The Shares and Warrant Shares are collectively referred to herein as "Underlying Shares."

This letter shall serve as our irrevocable authorization and direction to you (provided that you are the transfer agent for the Company with respect to its Common Stock at such time) to issue Underlying Shares from time to time upon notice from the Company to issue such Underlying Shares, provided you have previously received an opinion of our counsel regarding the exemption and validity of the issuance under the Securities Act of 1933, as amended. So long as you have previously received (w) a notice of effectiveness of the Company's outside counsel substantially in the form of Exhibit I attached hereto (which the Company shall direct be delivered to you by such outside counsel upon the effectiveness of the registration statement covering resales of Underlying Shares) stating that a registration statement covering resales of Underlying Shares has been declared effective by the Securities and Exchange Commission under the Securities Act of 1933, as amended, and that Underlying Shares may be issued (or reissued if they have been issued at a time when there was not such an effective registration statement) or resold without any restrictive legend (the "Notice of Effectiveness"), (x) a copy of such registration statement, (y) an appropriate representation that the resale prospectus contained in the registration statement has been delivered in compliance with applicable rules and regulations and (z) with respect to the issuance of replacement Warrant Shares, the certificates representing the originally issued Warrant Shares have been returned to you as transfer agent, then certificates representing Underlying Shares shall not bear any legend restricting transfer of Underlying Shares thereby and should not be subject to any stop-transfer restriction; provided, however, that if you have not previously received a copy of the Notice of Effectiveness, such registration statement and such representation or you have received a subsequent notice by the Company or its counsel of the suspension or termination of the effectiveness of the registration statement or the imposition of a Blackout Period as set forth in the Section 5.8 of the Agreement, then certificates representing Underlying Shares shall bear the following legend:

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

              THESE SECURITIES REPRESENTED BY THIS CERTIFICATE
              (THE "SECURITIES") HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THAT ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR SCIENCE DYNAMICS CORPORATION (THE "COMPANY") SHALL HAVE RECEIVED AN OPINION OF ITS COUNSEL THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.

       Please be advised that the Investor has relied upon this instruction letter as an inducement to enter into the Agreement and, accordingly, the Investor, is a third party beneficiary to these instructions.

       Please execute this letter in the space indicated to acknowledge your agreement to act in accordance with these instructions. Should you have any questions concerning this matter, please contact me at ______________________.


                                         Very truly yours,

                                         SCIENCE DYNAMICS CORPORATION



                                         By: ________________________________
                                         Name: ________________________
                                         Title: _________________________

ACKNOWLEDGED AND AGREED:

[TRANSFER AGENT]


By: ________________________________
     Name: ________________________
     Title: _________________________
     Tel.: ___________________________

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

                                                                    Exhibit I

                         [FORM OF NOTICE OF EFFECTIVENESS]




[Addressee]
[Address]



TO WHOM IT MAY CONCERN:

       We are counsel to Science Dynamics Corporation, a Delaware corporation (the "Company"), and we have represented the Company in connection with that certain Common Stock Purchase Agreement (the "Agreement") between the Company and the Investor named therein, pursuant to which the Company agreed to issue shares (the "Shares") of its common stock (the "Common Stock") from time to time during the term of the Agreement and warrants to purchase shares of the Common Stock (the "Warrant Shares"). Pursuant to the Agreement, the Company agreed to register the Common Stock and the Warrant Shares.

In connection with the foregoing, we have been advised that the Registration Statement (File No. 333-______________) of the Company (the "Registration Statement"), a copy of which is enclosed, was declared effective at ____________M., eastern time, on ____________, 2001. Upon issuance of the
Underlying Shares referred to in the Company's instruction letter attached, and provided that you have received from the Company a copy of the representation pursuant to item (y) in the second paragraph of such instruction letter, you are authorized to issue certificates for the Company's Common Stock without restrictive legends. We have no knowledge as of the date hereof, after telephonic inquiry of a member of the Securities and Exchange Commission's staff that any stop order suspending the effectiveness of the Registration Statement has been issued or that any proceedings for that purpose are pending before, or threatened by, the Securities and Exchange Commission and, accordingly, the Underlying Shares are available for resale under the Securities Act of 1933, as amended in the manner specified in, and pursuant to the terms of the Registration Statement.

Very truly yours,

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

                                    EXHIBIT C
                                OPINION OF COUNSEL

                 1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. The Company has the requisite corporate power to own and operate its properties and assets, and to carry on its business as presently conducted. The Company is duly qualified to do business as a foreign corporation and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary.

                 2. The Company has the requisite corporate power and authority to enter into and perform its obligations under the Common Stock Purchase Agreement, the Registration Rights Agreement, the Escrow Agreement and the Warrants and to issue and sell the Common Stock, the Warrants and the Common Stock issuable upon exercise of the Warrants (the "Warrant Shares"). The execution, delivery and performance of the Common Stock Purchase Agreement by the Company and the consummation by it of the transactions contemplated thereby have been duly and validly authorized by all necessary corporate action and no further consent or authorization of the Company or its Board of Directors or stockholders is required. The Common Stock Purchase Agreement, the Registration Rights Agreement, the Escrow Agreement and the Warrants have been duly executed and delivered by the Company, and each constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its respective terms. The Common Stock is not subject to preemptive rights under the Company's certificate of incorporation or bylaws.

                 3. The Common Stock and the Warrants have been duly authorized and the Common Stock, when delivered against payment in full as provided in the Common Stock Purchase Agreement, will be validly issued, fully paid and nonassessable. The Warrant Shares have been duly authorized and reserved for issuance, and, when delivered upon exercise or against payment in full as provided in the Warrants, will be validly issued, fully paid and nonassessable.

                 4. The execution, delivery and performance of and compliance with the terms of the Common Stock Purchase Agreement and the consummation by the Company of the transactions contemplated thereby (i) do not violate any provision of the Company's certificate of incorporation or bylaws, (ii) do not conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Company is a party,
(iii) does not create or impose a lien, charge or encumbrance on any property of the Company under any agreement or any commitment to which the Company is a party or by which the Company is bound or by which any of its respective properties or assets are bound, or (iv) does not result in a violation of any federal, state, local or foreign statute, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries are bound or affected, except, in all cases other than violations pursuant to clause (i) above, for such conflicts, defaults, terminations, amendments, acceleration, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect.

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

                 5. There is no action, suit, claim, investigation or proceeding pending or threatened against the Company or any subsidiary which questions the validity of the Common Stock Purchase Agreement or the transactions contemplated hereby or any action taken or to be taken pursuant hereto or thereto. There is no action, suit, claim, investigation or proceeding pending or, to our knowledge, threatened, against or involving the Company, any subsidiary or any of their respective properties or assets and which, if adversely determined, is reasonably likely to result in a Material Adverse Effect.

                 6. No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of the Company is required in connection with the valid execution and delivery of the Common Stock Purchase Agreement, or the offer, sale or issuance of the Common Stock and the Warrants or the consummation of any other transaction contemplated by the Common Stock Purchase Agreement (other than any filings which may be required to be made by the Company with the Commission, or NASDAQ or an Alternate Market subsequent to the Closing, and, any registration statement which may be filed pursuant to the Common Stock Purchase Agreement).

                 7. The offer, issuance and sale of the Common Stock and the Warrants pursuant to the Common Stock Purchase Agreement, and the issuance of the Warrant Shares to the Investor, pursuant to the Common Stock Purchase Agreement will be exempt from registration under the Securities Act of 1933, as amended, pursuant to Rule 4(2) or Rule 506 of Regulation D thereunder.

                 8. The Company is not a "holding company" or a "public utility company" as such terms are defined in the Public Utility Holding Company Act of 1935, as amended. The Company is not, and as a result of and immediately upon Closing will not be, an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

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

                                  EXHIBIT D

                           SECRETARY'S CERTIFICATE
                         SCIENCE DYNAMICS CORPORATION

                              ___________, 2001

       The undersigned, ______________________, Secretary of Science Dynamics Corporation, a Delaware corporation (the "Company"), delivers this certificate in connection with the issuance and sale of shares of common stock of the Company in an aggregate amount of up to $40,000,000 to Alpha Venture Capital, Inc. (the "Investor") pursuant to the Common Stock Purchase Agreement, dated as of March 2, 2001 (the "Agreement"), by and among the Company and the Investor, and hereby certifies on the date hereof, that (capitalized terms used herein without definition have the meanings assigned to them in the Agreement):

       1. Attached hereto as Exhibit A is a true, complete and correct copy of the Certificate of Incorporation of the Company as filed with the Secretary of State of the State of Delaware. The Certificate of Incorporation of the Company has not been further amended or restated, and no document with respect to any amendment to the Certificate of Incorporation of the Company has been filed in the office of the Secretary of State of the State of Delaware since ______ __, 2000, the date shown on the face of the state certification relating to the Company's Certificate of Incorporation, which is in full force and effect on the date hereof, and no action has been taken by the Company in contemplation of any such amendment or the dissolution, merger or consolidation of the Company.

       2. Attached hereto as Exhibit B is a true and complete copy of the By-laws of the Company, as amended and restated through, and as in full force and effect on, the date hereof, and no proposal for any amendment, repeal or other modification to the By-laws of the Company has taken or is currently pending before the Board of Directors or stockholders of the Company.

       3. Attached hereto as Exhibit C is a true and correct copy of all written actions and resolutions of the Board of Directors (including any committees thereof) of the Company relating to the transactions contemplated by the Agreement; said actions and resolutions have not been amended, rescinded or modified since their adoption and remain in full force and effect as of the date hereof; said actions and resolutions are the only resolutions adopted by the Board of Directors of the Company, or any committee thereof, pertaining to (A) the offering of the Common Stock to be sold by the Company pursuant to the Agreement, (B) the execution and delivery of the Agreement and (C) all other transactions in connection with the foregoing.

       4. Each person who, as an officer of the Company, or as attorney-in-fact of an officer of the Company, signed (A) the Agreement,
(B) the Registration Statement and (C) any other document delivered prior hereto or on the date hereof in connection with the transactions contemplated by the Agreement, was duly elected, qualified and acting as such officer or duly appointed and acting as such attorney-in-fact, and the signature of each such person appearing on any such document is his genuine signature.

       5. The Agreement as executed and delivered on behalf of the Company has been approved by the Company.

       6. The actions, resolutions and other records of the Company relating to all of the proceedings of the Stockholders of the Company, the Board of Directors of the Company and any committees thereof made available to the Investor and its counsel are the true, correct and complete copies thereof, with respect to all proceedings of said Stockholders, Board of Directors and

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

committees thereof. Such records and other documents of the Company made available to the Investor and its counsel were true and complete in all respects. There have been no material changes, additions or alterations in said records and other documents that have not been disclosed to the Investor.

IN WITNESS WHEREOF, I have signed my name as of the date first above written.

                                  By:  ______________________________
                                       Name:
                                       Title:   Secretary


I, __________________, Chief Executive Officer of ___________________., do
hereby certify that ______________________ is the duly elected, qualified and acting Secretary of the above mentioned company, and that the signature set forth above is her true and genuine signature.

IN WITNESS WHEREOF, I have hereunto signed my name as of the date first above written.

                                  By: ______________________________
                                      Name:
                                      Title:  Chief Executive Officer

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                                  EXHIBIT E

                            COMPLIANCE CERTIFICATE
                         SCIENCE DYNAMICS CORPORATION


The undersigned, _______________, hereby certifies, with respect to shares of common stock of Science Dynamics Corporation (the "Company") issuable in connection with the Put Purchase Notice, dated ________ (the "Notice"), delivered pursuant to Article II of the Common Stock Purchase Agreement, dated March 2, 2001, by and among the Company and Alpha Venture Capital, Inc.
(the "Agreement"), as follows:

       1. The undersigned is the duly elected [Chairman and Chief Executive Officer] of the Company.

       2. The representations and warranties of the Company set forth in
Article IV of the Agreement are true and correct in all material respects as though made on and as of the date hereof.

       3. The Company has performed in all material respects all covenants and agreements to be performed by the Company on or prior to the Put Closing Date related to the Notice and has complied in all material respects with all obligations and conditions contained in Article VI and Article VII of the Agreement.

The undersigned has executed this Certificate this ____ day of ______, 2001.


                                      SCIENCE DYNAMICS CORPORATION


                                      By:_____________________________________
                                         Name:
                                         Title:

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

                                EXHIBIT F

                             FORM OF WARRANTS


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